Exhibit 10.26

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Pledge Agreement”), dated as of June 5, 2006, is made by MILLENNIUM GAMING, INC., a Nevada corporation (“MGI”), and MGIM, LLC, a Nevada limited liability company (“MGIM,” and together with MGI, the “Pledgor”), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with any successor thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of January 5, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Cannery Casino Resorts, LLC, a Nevada limited liability company (“CCR”), The Cannery Hotel and Casino, LLC, a Nevada limited liability company (“CHC”), Nevada Palace, LLC, a Nevada limited liability company (“Nevada Palace, LLC”) and Rampart Resort Management, LLC, a Nevada limited liability company (“Rampart”; Rampart, Nevada Palace, LLC, CHC, CCR  and any other entity that may from time to time be joined as a borrower under the Credit Agreement are individually a “Borrower” and collectively, the “Borrowers”), the various financial institutions (individually, a “Lender” and collectively, the “Lenders”) as are, or may from time to time become, parties thereto and the Administrative Agent for the Lenders, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrower;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement;

WHEREAS, MGI is the owner of 66 2/3% of the Membership Interests of CCR and MGIM is the owner of 33 1/3% of the Membership Interests of CCR;

WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

WHEREAS, it is in the best interests of the Pledgor to execute this Pledge Agreement inasmuch as the Pledgor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the L/C Issuer pursuant to the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make Credit Extensions (including the initial Credit Extension) to the Borrowers pursuant to the Credit Agreement, and to induce the Secured Parties to enter into Swap Contracts, the Pledgor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                Certain Terms.  The following terms when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Borrower” and “Borrowers” are defined in the first recital.

“CCR” is defined in the first recital.

“CHC” is defined in the first recital.

“Collateral” is defined in Section 2.1.

“Credit Agreement” is defined in the first recital.

“Distributions” means all non-cash distributions, non-cash dividends, liquidating dividends or Membership Interests resulting from (or in connection with the exercise of) splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to the Membership Interests, but shall not include Dividends.

“Dividends” means cash dividends and cash distributions with respect to the Membership Interests made in the ordinary course of business and not as a liquidating dividend.

“Lender” and “Lenders” are defined in the first recital.

 “Membership Agreement” means that certain Operating Agreement for Mendenhall Millenium, LLC, predecessor to CCR, made and entered into as of June 1, 2001, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Membership Interests” means all of the right, title and interest of the Pledgor, whether now existing or hereafter arising, in and to CCR as a member thereof.

“Pledge Agreement” is defined in the preamble.

 “Pledgor” is defined in the preamble.

“Rampart” is defined in the first recital.

“Secured Obligations” is defined in Section 2.2.

“Securities Act” is defined in Section 6.2.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of Nevada.

SECTION 1.2.                Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3.                U.C.C. Definitions.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

SECTION 2.1.                Grant of Security Interest. To secure the due and prompt payment and performance of the Obligations, the Pledgor hereby pledges, assigns, grants a continuing security interest in and lien on, and delivers to the Administrative Agent for the ratable benefit of the Secured Parties, all right, title and interest of the Pledgor, whether now existing or hereafter arising, in and to the Membership Interests described in Item A of Schedule 1 hereto and all rights to receive any distributions or payments due or to become due to the Pledgor in respect of its Membership Interests under the terms of the Membership Agreement and all other economic benefits of the Pledgor’s interest in CCR, whether cash, property, or otherwise, at any time owing or payable to the Pledgor on account of its interest in CCR, and the right (but not the obligation) to become a substitute member in CCR, other than dividends or distributions permitted to be paid pursuant to Section 7.06(b) of the Credit Agreement, which shall not constitute Collateral until the Administrative Agent shall have given the Borrowers notice of the existence and continuance of an Event of Default pursuant to Section 7.11(a) of the Credit Agreement (the “Collateral”).  This pledge and security interest is for collateral purposes only, and the Administrative Agent shall not, by virtue of this Pledge Agreement, or its receipt of any distributions or other amounts from CCR, be deemed to be a member in CCR, or to have assumed or become liable for any obligation of CCR or the Pledgor.  In case the Pledgor shall acquire any additional Membership Interests in CCR by purchase or otherwise, then the Pledgor does hereby grant a continuing security interest therein and shall forthwith deliver to any tangible evidence thereof and appropriately pledge such Membership Interests to the Administrative Agent under this Pledge Agreement.  The Pledgor agrees that the Administrative Agent may from time to time attach as Item A of Schedule I hereto an updated list of the Membership Interests at such time pledged hereunder.

SECTION 2.2.                Security for Obligations.  This Pledge Agreement secures the payment in full in cash of all Obligations of the Borrowers now or hereafter existing under the Credit Agreement, the Notes, any Swap Contract with a Lender or an Affiliate of a Lender and each other Loan Document to which the Borrowers are or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise, and all obligations of the Pledgor whether now or hereafter existing under this Pledge Agreement and each other Loan Document to which the

Pledgor is or may become a party (all such obligations of the Borrowers and the Pledgor being the “Secured Obligations”).

SECTION 2.3.                Delivery of Collateral.  All certificates or instruments representing or evidencing all or any part of the Collateral, including all tangible evidence of the Membership Interests, if any, shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer, duly executed in blank.

SECTION 2.4.                Dividends on Membership Interests.  In the event that any Dividend or Distribution is to be paid on the Membership Interest and at such time (a) such Dividend or Distribution is permitted pursuant to Section 7.06(b) of the Credit Agreement, or (b) other than with respect to Dividends or Distributions described in Section 7.06(b) of the Credit Agreement, at such time when no Default of the nature referred to in Section 8.01(f) or (g) of the Credit Agreement or Event of Default has occurred and is continuing or would result therefrom, then such Dividend or Distribution may be paid directly to the Pledgor and shall thereupon cease to constitute Collateral hereunder.  If any a Dividend or Distribution is to be paid on the Membership Interest at a time when it is not permitted to be paid directly to the Pledgor pursuant to the foregoing, then any such Dividend or Distribution shall be paid directly to the Administrative Agent.

SECTION 2.5.                Continuing Security Interest; Transfer of Note.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall

(a)           remain in full force and effect until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit, the termination of all Swap Contracts to which a Secured Party is a party and the termination of all Commitments,

(b)           be binding upon the Pledgor and its successors, transferees and assigns, and

(c)           inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.06 of the Credit Agreement.  Upon the payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit, the termination of all Swap Contracts with any Secured Party and the termination of all Commitments, the security interests granted herein shall automatically terminate with respect to all Collateral.  Upon any such sale, transfer, disposition or termination, the Administrative Agent will, at the Pledgor’s sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Membership Interests, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 2.6.                Security Interest Absolute.  To the fullest extent permitted by applicable law, all rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of

(a)           any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document,

(b)           the failure of any Secured Party

(i)            to assert any claim or demand or to enforce any right or remedy against any Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

(ii)           to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations,

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation,

(d)           any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise,

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document,

(f)            any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations, or

(g)           any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Obligor, any surety or any guarantor.

SECTION 2.7.                Postponement of Subrogation, etc.  The Pledgor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Secured Obligations, the termination or expiration of all Letters of Credit, the termination of all Swap Contracts with any Secured Party and the termination of all Commitments.  Any amount paid to the Pledgor on account of any payment made hereunder prior to the payment in full of all Secured Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Secured Parties and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

(a)           the Pledgor has made payment to the Secured Parties of all or any part of the Secured Obligations, and

(b)           all Secured Obligations have been paid in full, all Letters of Credit have been terminated or expired, all Swap Contracts with any Secured Party have been terminated and all Commitments have been permanently terminated, each Secured Party agrees that, at the Pledgor’s request, the Secured Parties will execute and deliver to the Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Pledgor of an interest in the Secured Obligations resulting from such payment by the Pledgor.  In furtherance of the foregoing, for so long as any Secured Obligations, Letters of Credit or Commitments remain outstanding or any Swap Contract with any Secured Party remains in full force and effect, the Pledgor shall refrain from taking any action or commencing any proceeding against any Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to any Secured Party.

SECTION 2.8.                Waivers.

(a)           The Pledgor hereby waives, to the fullest extent permitted by law: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations; (iv) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase the Pledgor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices and demands to which the Pledgor might otherwise be entitled.

(b)           To the fullest extent permitted by applicable law, the Pledgor waives the right by statute or otherwise to require the Administrative Agent to institute suit against the Borrowers or to exhaust any rights and remedies which the Administrative Agent has or may have against the Borrowers.  In this regard, the Pledgor agrees that it is bound to the payment of each and all Obligations to the extent of the Collateral, whether now existing or hereafter accruing, as fully as if such Obligations were directly owing to the Administrative Agent by the Pledgor.  The Pledgor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the Borrowers or by reason of the cessation from any cause whatsoever of the liability of the Borrowers in respect thereof.

(c)           To the maximum extent permitted by law, the Pledgor hereby waives: (i) any rights to assert against the Administrative Agent any defense (legal or equitable), set-off, counterclaim, or claim which the Pledgor may now or at any time hereafter have against the Borrowers or any other party liable to the Administrative Agent; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent; and (iv) to the fullest extent permitted by law, any defense or benefit that may be derived from or afforded by law which limits the liability of or exonerates guaranties or sureties or requires the Administrative Agent to exhaust remedies against the Borrowers prior to commencing any action or foreclosure against the Pledged Properties.

(d)           The Pledgor agrees that if all or a portion of the Obligations or this Pledge Agreement is at any time secured by a deed of trust or mortgage covering interests in real property, the Administrative Agent, in its discretion, without notice or demand and without affecting the liability of the Pledgor under this Pledge Agreement, may foreclose pursuant to the terms of the Credit Agreement or otherwise the deed of trust or mortgage and the interests in real property secured thereby by non-judicial sale.  The Pledgor understands that the exercise by the Administrative Agent of certain rights and remedies contained in the Credit Agreement and any such deed of trust or mortgage may affect or eliminate the Pledgor’s right of subrogation against the Borrowers and that the Pledgor may therefore incur a partially or totally non-reimbursable liability hereunder.  Nevertheless, the Pledgor hereby authorizes and empowers the Administrative Agent to exercise, in its discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of the Pledgor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.  Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, the Pledgor shall remain bound under this Pledge Agreement to the maximum extent permitted by law.

(e)           (1)           Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document, until full and final payment of the Obligations, the Pledgor hereby waives, to the fullest extent permitted by applicable law, with respect to the Borrowers and their respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which the Pledgor may have or hereafter acquire against the Borrowers in connection with or as a result of the Borrowers’ execution, delivery and/or performance of the Credit

Agreement or any other Loan Document.  The Pledgor agrees that it shall not have or assert any such rights against the Borrowers or the Borrowers’ successors and assigns or any other surety, either directly or as an attempted setoff to any action commenced against the Pledgor by the Borrowers (as borrower or in any other capacity) or any other Person until the Obligations have been fully repaid to the  Administrative Agent.  The Pledgor hereby acknowledges and agrees that this waiver is intended to benefit the  Administrative Agent and shall not limit or otherwise affect any of the Borrowers’ liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.

(2)           To the extent any waiver of subrogation contained in subparagraph (e)(1) is unenforceable, the Pledgor shall, until the Obligations shall have been paid in full and the Commitments shall have terminated, all Letters of Credit shall have expired or been terminated or canceled and all Swap Contracts with any Secured Party have been terminated, withhold exercise of (a) any claim, right or remedy, direct or indirect, that the Pledgor now has or may hereafter have against any Borrower or any of its assets in connection with this Pledge Agreement or the performance by the Pledgor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that the Pledgor now has or may hereafter have against any Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or the Lenders now has or may hereafter have against any Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the  Administrative Agent, and (b) any right of contribution the Pledgor may have against any Guarantor.  The Pledgor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Pledgor may have against any Borrower or against any collateral or security, and any rights of contribution the Pledgor may have against any Guarantor, shall be junior and subordinate to any rights the Administrative Agent or Lenders may have against such Borrower, to all right, title and interest the Administrative Agent may have in any such collateral or security, and to any right the Administrative Agent may have against such Guarantor.  The Administrative Agent, on behalf of Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights the Pledgor may have, and upon any such disposition or sale any rights of subrogation the Pledgors may have shall terminate.  If any amount shall be paid to the Pledgor on account of any such subrogation, reimbursement or indemnification rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the Credit Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders, the L/C Issuer and the Administrative Agent to enter into the Credit Agreement and to make Credit Extensions thereunder, the Pledgor represents and warrants unto the Administrative Agent, the L/C Issuer and each Lender as set forth in this Article III.

SECTION 3.1.                Organization, etc.  The Pledgor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its organization, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification; and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Pledge Agreement and each of the other Loan Documents to which it is a party.

SECTION 3.2.                Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Pledgor of this Pledge Agreement and each of the other Loan Documents to which it is a Party, are in each case within its powers, have been duly authorized by all necessary action, and do not

(a)           contravene any of the Pledgor’s Organization Documents;

(b)           contravene any Contractual Obligation binding on or affecting the Pledgor;

(c)           contravene (i) any court decree or order binding on or affecting any such Person or (ii) any Laws binding on or affecting the Pledgor; or

(d)           result in, or require the creation or imposition of, any Lien on any of the Pledgor’s properties (except as contemplated by this Pledge Agreement).

SECTION 3.3.                Government Approval, Regulation, etc.  Except as set forth in Section 7.11, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the due execution, delivery or performance by the Pledgor of this Pledge Agreement and any other Loan Document to which it is a party.

SECTION 3.4.                Validity, etc.  Except as set forth in Section 7.11, this Pledge Agreement will, upon the due execution and delivery hereof, constitute, the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3.5.                Litigation, Labor Controversies, etc.  There is no pending material litigation, action, proceeding, or labor controversy against the Pledgor or which purports to affect the legality, validity or enforceability of this Pledge Agreement.

SECTION 3.6.                Ownership, No Liens, etc.  The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto and except for the Oaktree Liens.

SECTION 3.7.                Valid Security Interest.  Upon the filing of a UCC-1 financing statement with the Secretary of State of the State of Nevada listing the Administrative Agent as the secured party, the Pledgor as debtor and describing the Collateral, the Administrative Agent will have a valid, perfected, first priority security interest in the Collateral and all proceeds thereof securing the Secured Obligations. No filing or other action will be necessary to perfect such security interest.

SECTION 3.8.                As to Membership Interests.  All of such Membership Interests are duly authorized and validly issued, fully paid and non-assessable, and constitute all of the issued and outstanding Membership Interests of CCR.

SECTION 3.9.                Authorization, Approval, etc.  Except as set forth in Section 7.11, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

(a)           for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

(b)           for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Membership Interests, as may be required in connection with a disposition of such Membership Interests by Gaming Laws, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

ARTICLE IV

COVENANTS

SECTION 4.1.                Affirmative Covenants.  The Pledgor agrees with the Administrative Agent, the L/C Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid in full, in cash, the Pledgor will perform or cause to be performed the obligations set forth in this Section 4.1.

SECTION 4.1.1.             Preservation of Existence.  The Pledgor will preserve its organizational existence.

SECTION 4.1.2.             Protect Collateral; Further Assurances, etc.  The Pledgor agrees and covenants that it will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral, except (a) in favor of the Administrative Agent hereunder, (b) with respect to the Oaktree Liens, and (c) any transfer of Membership Interests to OCM at the Third Closing pursuant to the CUP Agreement. The Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all other Persons whomsoever, except OCM with respect to the Oaktree Liens or any transfer of Membership Interests to OCM at Third Closing pursuant to the CUP Agreement.  The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in accordance with the terms hereof, with respect to any Collateral.

SECTION 4.1.3.             Continuous Pledge.  The Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Membership Interests of CCR, all Dividends and Distributions (other than as permitted to be paid pursuant to Section 2.4) and other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral and will not permit CCR to issue any Membership Interests which shall not have been immediately duly pledged to the Administrative Agent on a first priority perfected basis, other than the issuance of Preferred Units of CCR pursuant to the CUP Agreement in the event CCR does not make the distribution contemplated at the Third Closing for the repayment of the InvestCo bridge loan, which equity interests shall be pledged to the Administrative Agent by InvestCo or OCM after acquired thereby.

SECTION 4.1.4.             Voting Rights and Distributions.  Unless and until a Default of the nature referred to in Section 8.01(f) or (g) of the Credit Agreement or any Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to vote its Membership Interests and to otherwise exercise its right as a member of CCR pursuant to the applicable Organization Documents; provided, however, that no vote shall be cast in favor of or action taken that would violate any provision of the Credit Agreement or this Agreement.  The Pledgor shall be entitled to receive and apply for its own account distributions or other amounts paid on account of the Membership Interests to the extent permitted by Section 2.4 hereof.

SECTION 4.2.                Negative Covenants.  The Pledgor agrees with the Administrative Agent, the L/C Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid in full, in cash, the Pledgors will perform the obligations set forth in this Section 4.2.

SECTION 4.2.1.             Liens.  The Pledgor will not create, incur, assume or suffer to exist any Lien upon the Collateral or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom, except Liens created by this Pledge Agreement or any other Loan Document and the Oaktree Liens.

ARTICLE V

THE ADMINISTRATIVE AGENT

SECTION 5.1.                Administrative Agent Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Administrative Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Administrative Agent’s discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation,

(a)           after the occurrence and during the continuance of a Default of the nature referred to in Section 8.01(f) or (g) of the Credit Agreement or an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral (other than amounts permitted to be paid pursuant to Section 7.06(b) of the Credit Agreement);

(b)           after the occurrence and during the continuance of a Default of the nature referred to in Section 8.01(f) or (g) of the Credit Agreement or an Event of Default, to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c)           to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2.                Administrative Agent May Perform.  If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5.

SECTION 5.3.                Administrative Agent Has No Duty.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

(a)           ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

(b)           taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4.                Reasonable Care.  The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

SECTION 5.5.                Release of Pledge.  It is understood and agreed that, notwithstanding anything to the contrary herein, MGIM shall be released as a Pledgor hereunder as of, and in order to effectuate, the Third Closing; provided that immediately following the Third Closing OCM shall pledge its membership interest in CCR and shall become a party hereto.

ARTICLE VI

REMEDIES

SECTION 6.1.                Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Administrative Agent may, to the fullest extent permitted by applicable law

(i)            transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

(ii)           notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

(iii)          enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv)          endorse any checks, drafts, or other writings in the Pledgor’s name to allow collection of the Collateral,

(v)           take control of any proceeds of the Collateral, and

(vi)          execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(c)           Notwithstanding any other provision of this Agreement, the Administrative Agent shall not have any remedies relating to the amounts permitted to be paid pursuant to Section 7.06(b) of the Credit Agreement unless and until the Administrative Agent shall have given the Borrowers notice of the existence and continuance of an Event of Default pursuant to Section 7.11(a) of the Credit Agreement.

SECTION 6.2.                Compliance with Restrictions.  The Pledgor agrees that in any sale of any of the Collateral pursuant to Section 6.1, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.3.                Application of Proceeds.  All cash proceeds, if any, received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10.04 of the Credit Agreement and Section 6.5) in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect.

Any surplus of such cash or cash proceeds, if any, held by the Administrative Agent and remaining after payment in full in cash of all the Secured Obligations, the termination or expiration of all Letters of Credit, the termination of all Swap Contracts with any Secured Party and the termination of all Commitments, shall be paid over to the Pledgor, or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.4.                Indemnity and Expenses.  The Pledgor hereby agrees to indemnify and hold harmless the Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from any Secured Party’s gross negligence or wilful misconduct.  Upon demand, the Pledgor will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

(a)           the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

(b)           the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c)           the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

(d)           the failure by the Pledgor to perform or observe any of the provisions hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1.                Loan Document.  This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2.                Amendments, etc.  No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 7.3.                Protection of Collateral.  The Administrative Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 7.4.                Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing and, if to the Pledgor, mailed or telecopied or delivered to it, addressed to it at the address of the Pledgor specified in Item B of Schedule I hereto, if to the Administrative Agent, mailed or telecopied or delivered to it, addressed to it at the address of the Administrative Agent specified in the Credit Agreement.  All such notices and communications shall be deemed to have been properly given (i) if hand delivered with receipt acknowledged by the recipient, upon receipt; (ii) if mailed, upon the fifth Business Day after the date on which it is deposited in registered or certified mail, postage prepaid, return receipt requested or (iii) if by Federal Express or other nationally-recognized express courier service with instructions to deliver on the following Business Day, on the next Business Day after delivery to such express courier service.  Notices and other communications may also be properly given by facsimile but shall be deemed to be received upon automatic facsimile confirmation of receipt thereof by the intended recipient’s machine with the original of such notice or communication to be given in the manner provided in the second sentence of this Section; provided, however, that the failure to deliver a copy in accordance with the second sentence of this Section shall not invalidate the effectiveness of such facsimile notice.

SECTION 7.5.                Section Captions.  Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

SECTION 7.6.                Severability.  Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION 7.7.                Counterparts.  This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 7.8.                Governing Law, Entire Agreement, etc.  THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEVADA.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7.9.                Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE OTHER SECURED PARTIES OR THE PLEDGOR IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEVADA, IN CLARK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA; PROVIDED,

HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEVADA AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO THE PLEDGOR’S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION.  THE PLEDGOR HEREBY IRREVOCABLY APPOINTS THE CORPORATION TRUST COMPANY OF NEVADA (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 6100 NEIL ROAD, SUITE 500, RENO, NEVADA 89511, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE PLEDGOR’S BEHALF AND ON BEHALF OF THE PLEDGOR’S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE PLEDGOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND THE PLEDGOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.  AS AN ALTERNATIVE METHOD OF SERVICE, THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEVADA AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 7.4.  THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 7.10.              Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT, THE OTHER SECURED PARTIES AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER,

OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE OTHER SECURED PARTIES OR THE  PLEDGOR IN CONNECTION HEREWITH OR THEREWITH.  THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY ENTERING INTO THIS PLEDGE AGREEMENT, THE CREDIT AGREEMENT AND EACH OTHER LOAN DOCUMENT.

SECTION 7.11.              Regulatory Matters. Notwithstanding any other provision of this Agreement, Administrative Agent acknowledges and agrees that:

(a)           The pledge of the Membership Interests issued by entities licensed by or registered with the Gaming Board by Pledgor is not effective without the prior approval of the Gaming Board, and any subsequent amendment of the Agreement will require approval of the Gaming Boards in order to be effective.

(b)           In the event that, upon the occurrence and during the continuance of an Event of Default, Administrative Agent exercises any of the voting and consensual rights or one or more of the remedies set forth in Article VI of this Agreement, including but not limited to (i) re-registration of the Membership Interests, or (ii) foreclosure, transfer or other enforcement of the security interests in the Membership Interests, pursuant to applicable Gaming Laws, such exercise of remedies shall require the separate and prior approval of the Gaming Board and/or licensing of Administrative Agent (unless such licensing requirement is waived by the Gaming Board upon application of Administrative Agent) pursuant to applicable Gaming Laws.

(c)           The approval by the Gaming Board of this Agreement shall not act or be construed as the approval, either express or implied, for Administrative Agent to take any actions or steps provided for in this Agreement for which prior approval of the Gaming Board is required, without first obtaining such prior and separate approval of the Gaming Board to the extent then required by applicable Law.

(d)           Administrative Agent shall be required to maintain any certificates representing the Membership Interests, to the extent the pledge of which are subject to Gaming Board approval, at all times at a location within the State of Nevada designated to the Nevada State Gaming Control Board, and shall make any such certificates available for inspection by agents or employees of the Nevada State Gaming Control Board immediately upon request during normal business hours.

(e)           Neither Administrative Agent nor any agent of Administrative Agent shall surrender possession of any Membership Interests to any Person other than Pledgor without the prior approval of the Gaming Board or as otherwise permitted by the Gaming Laws.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

MILLENNIUM GAMING, INC.

By:
Name:
Title:

MGIM, LLC

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE 1
to Pledge Agreement

Item A.  Membership Interests

	Membership Interests
	Type of Membership Interest	% of Aggregate Membership Interests
Cannery Casino Resorts, LLC	N/A*	100%

*After the “Third Closing,” as that term is defined in the Credit Agreement, all of the membership interests in Cannery Casino Resorts, LLC held by Millennium Gaming, Inc. are expected to be exchanged for Preferred Membership Interests pursuant to an amended and restated operating agreement of Cannery Casino Resorts, LLC.

Item B.  Notice Addresses of the Pledgors

c/o Cannery Casino Resorts
221 North Rampart Boulevard
Las Vegas, Nevada 89145
Attention: William Paulos
Attention: William Wortman
Attention: Tom Lettero
Telephone: (702) 507-5900
Telecopier: (702) 507-5922
Electronic Mail:	tlettero@canneryresorts.com
bpaulos@canneryresorts.com
wwortman@canneryresorts.com
with a copy to

Santoro, Driggs, Walch, Kearney, Johnson & Thompson
400 South Fourth Street, Suite 300
Las Vegas, Nevada 89101
Attention: Michael Kearney, Esq.
Telephone: (702) 791-0308
Telecopier: (702) 791-1912
Electronic Mail:	mkearney@nevadafirm.com